golubcapital.com Page 1 of 2 To Our Partners, Consistent with our commitment to transparency, we are writing today to share with you our initial assessment of the impact of the Silicon Valley Bank (“SVB”) and Signature Bank (“SBNY”) failures on Golub Capital BDC, Inc. (together with its consolidated subsidiaries, “GBDC”). In short, we believe GBDC and its investment adviser are in a strong capital and liquidity position, and, based on the work we completed to date, we have not identified material problems or risks related to the SVB and SBNY failures. This letter summarizes key findings from Golub Capital’s work to date to assess GBDC’s potential risk exposures related to SVB and SBNY. GBDC Has No Material Financial or Operational Exposure to SVB or SBNY • GBDC does not hold any cash or restricted cash balances with SVB or SBNY. GBDC retains its cash and restricted cash balances in custodian accounts with U.S. Bank, Computershare Trust Company and BNY Mellon. • SVB and SBNY are not counterparties to any of GBDC’s foreign currency contracts or debt financing securitizations. • GBDC does not have any lending agreements with SVB. • GBDC’s direct exposure with SBNY is limited to SBNY’s participation as a co-lender in GBDC’s $1.237 billion senior secured revolving credit facility, for which JPMorgan Chase Bank, N.A. serves as administrative agent and collateral agent (“JPM Credit Facility”). SBNY’s commitment represents just 3%, or $37.5 million, of the total $1.237 billion commitments under the JPM Credit Facility. The JPM Credit Facility is well-diversified by counterparty, with 13 different financial institutions participating. We expect that GBDC will continue to have full access to all available liquidity under the JPM Credit Facility. • We do not expect the SVB and SBNY failures to impact the ability of GBDC to achieve its leverage targets. GBDC Believes Portfolio Company Exposure to SVB and SBNY Is Not Material • GC Advisors, LLC, GBDC’s investment adviser (“GC Advisors”), and other affiliates of Golub Capital LLC (collectively “Golub Capital”) have been in active dialogue with our portfolio company borrowers and their private equity firm partners. • Based on these discussions, we are not aware of any GBDC borrowers that have faced material issues to date as a consequence of SVB’s or SBNY’s failure. • We have learned to date that, the vast majority of GBDC's portfolio companies do not have a banking relationship with SVB or SBNY. Among those who did have deposits with SVB or SBNY, we understand that most have transferred their deposits to another financial institution or are in the process of doing so. • Based on information we received from our portfolio companies to date, we do not believe there are any GBDC portfolio company borrowers with meaningful exposure to undrawn loan facilities where SVB or SBNY is the lender. No Material Impact on Golub Capital and GC Advisors • Across Golub Capital’s funds and management companies, there is no material deposit exposure to SVB, SBNY or any other regional banks. • Golub Capital continues to carefully monitor developments with respect to other regional banks that have come under stock market pressure. Golub Capital believes it does not have material risk exposure to such banks. • Golub Capital believes it is well-prepared for the challenge of today’s uncertain environment. Sincerely, David B. Golub Chief Executive Officer, Golub Capital BDC, Inc.

golubcapital.com Page 2 of 2 ABOUT GOLUB CAPITAL BDC, INC. Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”). ABOUT GOLUB CAPITAL Golub Capital is a market-leading, award-winning direct lender and experienced credit asset manager. The firm specializes in delivering reliable, creative and compelling financing solutions to companies backed by private equity sponsors. Golub Capital’s sponsor finance expertise also forms the foundation of its Broadly Syndicated Loan and Credit Opportunities investment programs. Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from private equity sponsors and investors. As of January 1, 2023, Golub Capital had over 775 employees and over $60 billion of capital under management, a gross measure of invested capital including leverage. The firm has lending offices in Chicago, New York, San Francisco and London. For more information, please visit golubcapital.com. FORWARD-LOOKING STATEMENTS This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward- looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. CONTACT Christopher Ericson 312-212-4036 cericson@golubcapital.com